Exhibit 10.2
EXECUTION COPY
GUARANTEE AGREEMENT
DATED 18 May 2011
between
FIRST SOLAR INC.
as Guarantor
FIRST SOLAR MANUFACTURING GMBH
as Borrower
and
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG
as Security Agent

1. DEFINITIONS	2

2. GUARANTEE (Garantie) AND INDEMNITY (Ausfallhaftung)	3

3. NO DEFENCES	4

4. IMMEDIATE RECOURSE	4

5. ADDITIONAL SECURITY	5

6. APPROPRIATIONS	5

7. DEFERRAL OF GUARANTORS’ RIGHTS	5

8. SETTLEMENT CONDITIONAL	6

9. AMENDMENTS BINDING	6

10. ASSIGNMENT AND TRANSFER	6

11. REPRESENTATIONS AND WARRANTIES	7

12. POSITIVE UNDERTAKINGS	7

13. FINANCIAL COVENANTS	8

14. NEGATIVE UNDERTAKINGS	8

15. FURTHER ASSURANCE	8

16. LIABILITY FOR DAMAGES	8

17. WAIVER	9

18. AMENDMENTS	9

19. NOTICES AND LANGUAGE	9

20. LAW AND JURISDICTION	10

THIS GUARANTEE AGREEMENT (the “Agreement”) is made on 18 May 2011 between the following parties:
1.
FIRST SOLAR INC., a stock corporation established and organized under the laws of the State of Delaware, United States of America, having its registered seat at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, USA, registered with the Secretary of State of the State of Delaware under number 3658676 (the “Guarantor”)

2.
FIRST SOLAR MANUFACTURING GMBH, a limited liability company established and organized under the laws of the Federal Republic of Germany, having its registered office at Marie-Curie-Str. 3, 15236 Frankfurt (Oder), registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Frankfurt/Oder under registration number HRB 11116 (the “Borrower”); and

3.
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG, a company organised under German law, whose registered office is at Kaiserstrasse 16, 60311 Frankfurt am Main, Germany, with registration number HRB 32000, acting through its Luxembourg branch located at 25, rue Edward Steichen, L-2540 Luxemburg with registration number B119317 and acting in its capacity as Security Agent (acting for itself and for and on behalf of the Finance Parties) (the “Security Agent” which expression includes its successors and assigns in title).

(A)
WHEREAS, pursuant to a EUR 124,500,000 state guaranteed facilities agreement (Kreditvertrag) dated 18 May 2011 between, inter alia, First Solar Manufacturing GmbH as borrower (Kreditnehmer), Commerzbank Aktiengesellschaft as mandated lead arranger (Arrangeur), Commerzbank Aktiengesellschaft, Filiale Luxemburg, as facility agent (Konsortialagent) and security agent (Sicherheitenagent) and others as original lenders (as amended, varied, supplemented, superseded, increased or extended from time to time) (the “Facilities Agreement”), the lenders have agreed to grant certain facilities to the Borrower.

(B)	WHEREAS it is a condition precedent to extending credit to the Borrower under the Facilities Agreement that the Guarantor shall enter into this Agreement.
(C)
WHEREAS, pursuant to a USD 600,000,000 facilities agreement dated 15 October 2010 as amended on 6 May 2011, between inter alia JP Morgan Chase Bank N. A. as Administrative Agent and the Guarantor as Borrower and others (the “US Credit Agreement”) the lenders have agreed to grant certain facilities to the Guarantor and certain of its Affiliates.

1.	DEFINITIONS
Capitalised terms used but not otherwise defined herein (including in the recitals), shall have the meaning attributed thereto in the US Credit Agreement, as the context may require.
In addition, in this Agreement:
“Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or any change in the application thereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein.
“Administrative Agent” means JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under the US Credit Agreement and the other Loan Documents, together with any of its successors.
“Affiliate” means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“BGB” means the German Civil Code (Bürgerliches Gesetzbuch).
“Business Day” means a day defined as “Bankarbeitstag” in the Facilities Agreement.
“Event of Default” means an event defined as “Kündigungsgrund” in the Facilities Agreement.
“Finance Document” means a document defined as “Finanzierungsdokument” in the Facilities Agreement.
“Financing Party” means a party defined as “Finanzierungspartei” in the Facilities Agreement.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time. In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon notice by the Security Agent to the Guarantor or vice versa, the Guarantor and the Security Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Guarantor’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If any such notice is given with respect to any Accounting Change then, until such time as such an amendment shall have been executed and delivered by the Guarantor and the Security Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

“GmbHG” means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).
“Guarantee” means the guarantee granted by the Guarantor in Clauses 2 (Guarantee (Garantie) and Indemnity (Ausfallhaftung)) to 8 (Settlement Conditional) hereof.
“HGB” means the German Commercial Code (Handelsgesetzbuch).
“InsO” means the German Insolvency Code (Insolvenzordnung).
“Obligor” means the Borrower or the Guarantor.
“Potential Event of Default” means an event defined as “Potentieller Kündigungsgrund” in the Facilities Agreement.
2.	GUARANTEE (Garantie) AND INDEMNITY (Ausfallhaftung)
The Guarantor irrevocably and unconditionally guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Financing Party:
a)
to pay to that Financing Party within three (3) Business Days of receipt by it of a written demand by a Financing Party (or the Security Agent on its behalf) the amount of principal, interest, costs, expenses or other amount demanded in that demand, which demand shall state that the sum demanded by that Financing Party under or in connection with the Finance Documents is then due and owing but has not been fully and irrevocably paid by the Borrower; and

b)
to indemnify (schadloshalten) each Financing Party immediately within five (5) Business Days of a written demand against any cost, loss or liability suffered by that Financing Party if any obligation of the Borrower under or in connection with any Finance Document or any obligation guaranteed by it hereunder is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Financing Party would otherwise have been entitled to recover (Ersatz des positiven Interesses).

3.	NO DEFENCES
a)
The obligations of the Guarantor pursuant to this Agreement will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of an Obligor and which would reduce, release or prejudice any of its obligations pursuant to this Agreement, including any personal defences of the Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of any Obligor.

b)
The obligations of the Guarantor pursuant to this Agreement are independent from any other security or guarantee which may have been or will be given to the Financing Parties. In particular, the obligations of the Guarantor pursuant to this Agreement will not be affected by any of the following:

(i)	the release of, or any time (Stundung), waiver or consent granted to, the Borrower from or in respect of its obligations under or in connection with any Finance Document;
(ii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security;

(iii)	any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of the Borrower; or
(iv)	any unenforceability, illegality or invalidity of any obligation of the Borrower under any Finance Document.
For the avoidance of doubt this guarantee does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and therefore nothing in this Agreement shall preclude any defences that the Guarantor (in its capacity as Guarantor only) may have against a Financing Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.
For the further avoidance of doubt, the Guarantor shall have no remaining obligations under this Agreement after the obligations secured by it have been fully and permanently discharged.
4.	IMMEDIATE RECOURSE
No Financing Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor pursuant to this Agreement. This applies irrespective of any provision of a Finance Document to the contrary.

5.	ADDITIONAL SECURITY
The obligations of the Guarantor contained herein shall be in addition to and independent of every other Security or guarantee which any Financing Party may at any time hold in respect of any Obligor’s obligations under the Finance Documents.
6.	APPROPRIATIONS
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Financing Party may:
a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Financing Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability pursuant to this Agreement.
7.	DEFERRAL OF GUARANTORS’ RIGHTS
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:
a)	to be indemnified by an Obligor;
b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or
c)
to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Financing Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Financing Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Financing Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Financing Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the Facilities Agreement.

8.	SETTLEMENT CONDITIONAL
Any settlement or discharge between the Guarantor and any Financing Party shall be conditional upon no Security or payment to such Financing Party by the Guarantor or any other entity on behalf of the Guarantor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such Security or payment is so avoided or reduced, each Financing Party shall be entitled to recover the value or amount of such Security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.
9.	AMENDMENTS BINDING
Without prejudice to the other provisions of this Agreement, the Guarantor hereby confirms that if the Borrower and any Financing Party enter into any agreement or other arrangement, including (without limitation) any amendment or supplement to or restatement of any Finance Documents, howsoever fundamental, then the Borrower’s execution of any such agreement or other arrangement, whether or not expressly made or purportedly made on behalf of the Guarantor, shall bind the Guarantor and the guarantee contained in this Agreement shall continue in full force and effect without the need to obtain any confirmation or acknowledgement from the Guarantor that its guarantee continues in full force and effect and applies to the Guarantor’s liabilities under the Finance Documents as amended, supplemented or restated in accordance with the agreement of the Borrower.
10.	ASSIGNMENT AND TRANSFER
a)
The Financing Parties shall have the right to assign, transfer or dispose of all or any part of its rights and/or obligations under this Agreement but only together with their underlying rights and/or obligations under the Facilities Agreement and only to the extent such assignment, transfer or disposal is permitted under the Facilities Agreement. The Guarantor shall execute all such documents and do all such acts and things which the Financing Parties may reasonably require in order to validly effect such assignment, transfer, or disposal.

b)	The Guarantor shall not be entitled to assign, transfer, or dispose of all or any part of its rights and/ or obligations hereunder.

11.	REPRESENTATIONS AND WARRANTIES
The Guarantor represents and warrants to the Financing Parties, such representation and warranty being an independent guarantee (selbständiges Garantieversprechen) pursuant to sections 241 and 311 BGB, that it has full knowledge of the entire contents of the Facilities Agreements (including, without limitation, all exhibits and schedules thereto), all necessary corporate action has been taken to authorise the execution of this Agreement and the performance of its obligations hereunder and the exercise of its rights and performance of its obligations hereunder will not violate any provision of any existing law or any indenture or other material agreement or instrument to which the Guarantor is a party or which is binding on the Guarantor or any of its assets and the choice of German law of this Agreement will be recognised and enforced in its jurisdiction of incorporation and any judgment obtained in relation to a Finance Document in Germany will be recognised and enforced in its jurisdiction of incorporation and this Agreement creates, subject to any reservations contained in any legal opinion delivered to any Finance Party in connection with the Facilities Agreement, legal, valid and binding obligations of the Guarantor which are enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganisation, moratorium or other laws affecting Financing Parties’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.
12.	POSITIVE UNDERTAKINGS
The Guarantor covenants with the Security Agent that it shall:
a)
in relation to the Borrower, not allow the Borrower to take any action described in clause 21.12 (Dividenden, Ausschüttungen und Rückruf von Anteilen) of the Facilities Agreement unless it is permitted thereunder and ensure that all financial statements, which the Borrower in relation to the Guarantor is required to deliver pursuant to Clause 19.1 (Abschlüsse und Berichte) of the Facilities Agreement, were prepared in accordance with the GAAP and using the accounting practices and financial reference periods consistent with those applied, unless the Guarantor informs the Security Agent about any changes and delivers an accurate comparison between the financial position indicated in those financial statements and the latest financial statements of the Guarantor applying the accounting practices and financial reference periods applied as at the date hereof.

b)
in relation to the Borrower, not (and will ensure that no other member of the Group will) decide upon the distribution of or allow the Borrower to take any action described in Clause 21.12 (Dividenden, Ausschüttungen und Rückruf von Anteilen) of the Facilities Agreement unless it is explicitly permitted under such Clause.

c)	inform the Security Agent promptly of all events which may adversely affect the Guarantee; and
d)	take or participate in any action, the failure of which could impair the enforceability, legality or validity of the Guarantee.

13.	FINANCIAL COVENANTS
The Guarantor acknowledges that the Borrower is obliged to fulfil the financial covenants (Finanzkennzahlen) relating to the Guarantor as set out in the Facilities Agreement.
14.	NEGATIVE UNDERTAKINGS
The Guarantor covenants with the Security Agent that it shall:
a)	not defeat, impair or circumvent in any way the rights of the Financing Parties hereunder; or
b)	not take or participate in any action which could impair the enforceability, legality or validity of the Guarantee.
15.	FURTHER ASSURANCE
The Guarantor shall at its own expense do all such things as the Security Agent may reasonably require:
a)	to perfect or protect the Guarantee intended to be created hereby or any part thereof; or
b)	to facilitate the exercise by the Security Agent of any of the rights, powers, authorities and discretions vested in it.
16.	LIABILITY FOR DAMAGES
The Security Agent shall not be liable for any loss or damage suffered by the Guarantor save in respect of such loss or damage which is suffered as a result of the wilful misconduct or gross negligence of the Security Agent.

17.	WAIVER
No failure to exercise, nor any delay in exercising, on the part of the Financing Parties, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.
18.	AMENDMENTS
Changes and amendments to and waivers of this Agreement including this Clause 18 shall be made in writing (and in notarial form if required by law) and in accordance with the terms of the Facilities Agreements.
19.	NOTICES AND LANGUAGE
19.1 Notices
Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally, by post or facsimile to the address or facsimile number of the party and for the attention of the individual or department set out in the Schedule (Addresses for Notices) hereto or such other substitute address or facsimile number and addressed to such other individual or department as shall have been provided in writing by not less than 5 Business Days prior notice to the Security Agent by that party for this purpose.
19.2	Language
a)	This Agreement is written in the English Language. In the event of any conflict between the English text and a German term which has been inserted in the English text such German term shall prevail.
b)
Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail provided that if a German term has been inserted in the English text such German term shall prevail.

20.	LAW AND JURISDICTION
20.1	Law
This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.
20.2	Jurisdiction
The place of jurisdiction for the parties hereto shall be Frankfurt am Main, Federal Republic of Germany. The Security Agent shall, however, also be entitled to take legal action against the Guarantor before any other competent court of law having jurisdiction over the Guarantor or any of its assets.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE

ADDRESSES FOR NOTICES

1.	The Guarantor	FIRST SOLAR INC.

	Address:	350 West Washington Street Suite 600 Tempe, Arizona 85281

	Tel:	+1 602 414-9362

	Fax:	+1 602 414-9462

	Attention:	Mr. David Brady

	With a copy to:	FIRST SOLAR INC. 350 West Washington Street Suite 600 Tempe, Arizona 85281 Tel: (602) 414-9323 Fax: (602) 414-9423 Attention: Mr. Peter Bartolino, Esq.

2.	The Borrower	FIRST SOLAR MANUFACTURING GMBH

	Address:	Marie-Curie-Straße 3 15236 Frankfurt (Oder)

	Tel:	+49 (0)335 52102-103

	Fax:	+49 (0)335 52102-199

	Attention:	Mr. Burghard von Westerholt

	With a copy to:	First Solar GmbH Rheinstr. 4B; 55116 Mainz Attention: Ms. Anja Lange

	With a copy to:	FIRST SOLAR INC. 350 West Washington Street Suite 600 Tempe, Arizona 85281 Tel: (602) 414-9362 Fax: (602) 414-9462 Attention: Mr. David Brady

3.	The Security Agent	COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

	Address:	25, Rue Edward Steichen, L-2540 Luxemburg

	Tel:	+352 477 911-3108/3110/3112

	Fax:	+352 477 911-3903

	Attention:	Mr. Joern Tschentscher

SIGNATURES
As Guarantor
FIRST SOLAR INC.

/s/ David Brady
As Borrower
FIRST SOLAR MANUFACTURING GMBH

/s/ David Brady
As Security Agent acting for itself and for and on behalf of the Finance Parties
COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

/s/ Marcus Goegler	/s/ Jörn Tschentscher